Bowhead Specialty Holdings Inc. Reports Second Quarter 2025 Results

NEW YORK, New York. (BusinessWire) – Bowhead Specialty Holdings Inc. (NYSE: BOW), a specialty lines insurance group focused on providing casualty, professional liability and healthcare liability insurance products, today announced financial results for the second quarter ended June 30, 2025.(1)

Second Quarter 2025 Highlights
•Gross written premiums increased 32.4% to $232.4 million.
•Net income of $12.3 million, or $0.36 per diluted share.
•Adjusted net income(2) of $12.8 million, or $0.37 per diluted share(2).
•Return on equity of 12.4% and adjusted return on equity(2) of 12.8%.
•Book value per share $12.44 and diluted book value per share of $12.04.

Bowhead Chief Executive Officer, Stephen Sills, commented, “We are thrilled with our second quarter 2025 results. Our strategic execution and underwriting discipline have led to a strong 32% year-over-year growth in premiums, with impressive double-digit expansion across all our craft underwriting divisions. More importantly, net income for the quarter soared by 123% compared to the same period last year. These achievements underscore our steadfast dedication to sustainable and profitable growth, demonstrating that Bowhead is a franchise built for enduring success and cross-cycle profitability, not just a hard market play.”

Underwriting Results

The 32.4% increase in gross written premiums to $232.4 million in the second quarter of 2025 was driven by our increasing renewal book and continued growth in our platform across all divisions:

•Our Casualty division led the growth with a 31.9% increase to $150.7 million;
•Professional Liability increased 23.3% to $54.8 million;
•Healthcare Liability increased 39.0% to $23.5 million;
•Baleen Specialty increased 23.2% from the previous quarter to $3.4 million.

Our loss ratio of 66.2% in the second quarter of 2025 increased 0.7 points compared to 65.5% in the second quarter of 2024, due to a 0.6 point increase in our current accident year and a 0.1 point increase in our prior accident year loss ratio.
The 0.6 point increase in our current accident year loss ratio was driven by changes in our portfolio mix. During the three months ended June 30, 2025, our Casualty division, which has comparatively higher current accident year industry loss ratios, comprised a larger proportion of our net earned premium compared to the prior period.
The 0.1 point increase in our prior accident year loss ratio was driven by expected loss ratios applied to audit premiums being fully earned in the quarter but associated with prior accident years. This development was not based on actual losses settling for more than reserved, and did not represent an increase in estimated reserves on unresolved claims.
Our expense ratio was 30.6% for the three months ended June 30, 2025, reflecting a decrease of 3.2 points compared to 33.8% for the same period in 2024. This decrease in our expense ratio was primarily driven by the 3.7 point decrease in our operating expenses ratio and a 0.4 point increase in other insurance-related income, which contributed to the lowering of our expense ratio. These improvements were partially offset by the 0.9 point increase in our net acquisition costs ratio.

The decrease in our operating expenses ratio was due to the continued scaling of our business, where net earned premiums grew at a higher rate than our expenses, as well as the prudent management of our expenses.

The increase in our net acquisition costs ratio was driven by the increase in earned broker commissions due to changes in our portfolio mix, and to a lesser extent, the reduction in earned ceding commissions from our ceded reinsurance treaties.

Investment Results

Net investment income increased 55.8% in the quarter to $13.7 million, driven by a higher balance of investments and higher yields on invested assets. Our investment portfolio had a had a book yield of 4.7% and a new money rate of 4.8% as of June 30, 2025.

The weighted average effective duration of our investment portfolio, which included cash equivalents, was 2.8 years and had an average rating of “AA” as of June 30, 2025.

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(1)Comparisons in this release are made to June 30, 2024 financial results unless otherwise noted.
(2)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Summary of Operating Results

The following table summarizes the Company’s results of operations for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	% Change	2025	2024	% Change
	($ in thousands, except percentages and per share data)
Gross written premiums	$232,361	$175,539	32.4%	$407,209	$313,971	29.7%
Ceded written premiums	(83,508)	(63,486)	31.5%	(141,587)	(111,066)	27.5%
Net written premiums	$148,853	$112,053	32.8%	$265,622	$202,905	30.9%

Revenues
Net earned premiums	$119,137	$90,087	32.2%	$228,954	$173,067	32.3%
Net investment income	13,677	8,777	55.8%	26,236	16,437	59.6%
Net realized investment (losses) gains	(11)	2	(650.0)%	(15)	2	NM
Other insurance-related income	460	32	1337.5%	805	63	1177.8%
Total revenues	133,263	98,898	34.7%	255,980	189,569	35.0%

Expenses
Net losses and loss adjustment expenses	78,900	59,018	33.7%	152,327	113,338	34.4%
Net acquisition costs	11,038	7,582	45.6%	20,834	14,104	47.7%
Operating expenses	25,849	22,855	13.1%	49,785	43,377	14.8%
Non-operating expenses	437	1,481	(70.5)%	548	1,698	(67.8)%
Warrant expense	783	332	135.8%	1,558	332	369.3%
Credit facility interest expenses and fees	261	224	16.5%	508	224	126.8%
Foreign exchange losses (gains)	79	(4)	(2075.0)%	33	30	10.0%
Total expenses	117,347	91,488	28.3%	225,593	173,103	30.3%

Income before income taxes	15,916	7,410	114.8%	30,387	16,466	84.5%
Income tax expense	(3,574)	(1,877)	90.4%	(6,620)	(3,921)	68.8%
Net income	$12,342	$5,533	123.1%	$23,767	$12,545	89.5%

Key Operating and Financial Metrics:
Adjusted net income(1)	$12,758	$7,880	61.9%	$24,238	$16,068	50.8%
Loss ratio	66.2%	65.5%		66.5%	65.5%
Expense ratio	30.6%	33.8%		30.4%	33.2%
Combined ratio	96.8%	99.3%		96.9%	98.7%
Return on equity(2)	12.4%	8.2%		12.2%	9.4%
Adjusted return on equity(1)(2)	12.8%	11.7%		12.5%	12.1%
Diluted earnings per share	$0.36	$0.20		$0.70	$0.48
Diluted adjusted earnings per share(1)	$0.37	$0.28		$0.72	$0.62
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NM - Percentage change is not meaningful.
(1)Non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of the non-GAAP financial measures to their most directly comparable U.S. GAAP measures.
(2)For the the three and six months ended June 30, 2025 and 2024, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
	($ in thousands, except share data)
Assets
Investments
Fixed maturity securities, available for sale, at fair value (amortized cost of $1,113,787 and $894,145, respectively)	$1,113,093	$879,989
Short-term investments, at amortized cost, which approximates fair value	—	9,997
Total investments	1,113,093	889,986

Cash and cash equivalents	114,816	97,476
Restricted cash and cash equivalents	51,447	124,582
Accrued investment income	9,744	7,520
Premium balances receivable	88,849	63,672
Reinsurance recoverable, net	319,423	255,072
Prepaid reinsurance premiums	171,447	152,567
Deferred policy acquisition costs	32,178	27,625
Property and equipment, net	8,883	6,845
Income taxes receivable	1,877	586
Deferred tax assets, net	19,558	20,340
Other assets	10,836	7,971
Total assets	$1,942,151	$1,654,242

Liabilities
Reserve for losses and loss adjustment expenses	$950,719	$756,859
Unearned premiums	502,378	446,850
Reinsurance balances payable	62,613	51,856
Income taxes payable	137	1,571
Accrued expenses	10,481	18,010
Other liabilities	8,011	8,654
Total liabilities	1,534,339	1,283,800

Commitments and contingencies (Note 12)

Mezzanine equity
Performance stock units	607	265

Stockholders' equity
Common stock	328	327
($0.01 par value; 400,000,000 shares authorized, 32,781,565 and 32,662,683 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively)
Additional paid-in capital	320,749	318,095
Accumulated other comprehensive loss	(548)	(11,154)
Retained earnings	86,676	62,909
Total stockholders' equity	407,205	370,177
Total mezzanine equity and stockholders' equity	407,812	370,442

Total liabilities, mezzanine equity and stockholders' equity	$1,942,151	$1,654,242

Gross Written Premiums

The following tables present gross written premiums by underwriting division for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
	2025	% of Total	2024		% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$150,720	64.9%	$114,233		65.1%	$36,487	31.9%
Professional Liability	54,752	23.5%	44,397		25.3%	10,355	23.3%
Healthcare Liability	23,505	10.1%	16,909		9.6%	6,596	39.0%
Baleen Specialty	3,384	1.5%	—		—%	3,384	NM
Gross written premiums	$232,361	100.0%	$175,539	175539000	100.0%	$56,822	32.4%

	Six Months Ended June 30,
	2025	% of Total	2024	% of Total	$ Change	% Change
	($ in thousands, except percentages)
Casualty	$273,034	67.1%	$205,730	65.5%	$67,304	32.7%
Professional Liability	80,752	19.8%	69,679	22.2%	11,073	15.9%
Healthcare Liability	47,293	11.6%	38,562	12.3%	8,731	22.6%
Baleen Specialty	6,130	1.5%	—	—%	6,130	NM
Gross written premiums	$407,209	100.0%	$313,971	100.0%	$93,238	29.7%

Loss Ratio

The following tables summarize current and prior accident year loss ratios for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
	2025		2024
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$78,785	66.1%	$59,018	65.5%
Prior accident year reserve development	115	0.1%	—	—%
Total	$78,900	66.2%	$59,018	65.5%

	Six Months Ended June 30,
	2025		2024
	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums	Net Losses and Loss Adjustment Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Current accident year	$151,768	66.3%	$113,338	65.5%
Prior accident year reserve development	559	0.2%	—	—%
Total	$152,327	66.5%	$113,338	65.5%

Expense Ratio

The following tables summarize the components of our expense ratio for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
	2025		2024
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Net acquisition costs	$11,038	9.3%	$7,582	8.4%
Operating expenses	25,849	21.7%	22,855	25.4%
Less: Other insurance related-income	(460)	(0.4)%	(32)	—%
Total	$36,427	30.6%	$30,405	33.8%

	Six Months Ended June 30,
	2025		2024
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
	($ in thousands, except percentages)
Net acquisition costs	$20,834	9.1%	$14,104	8.1%
Operating expenses	49,785	21.7%	43,377	25.1%
Less: Other insurance-related income	(805)	(0.4)%	(63)	—%
Total	$69,814	30.4%	$57,418	33.2%

Net Investment Income

The following table summarizes the sources of net investment income for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	($ in thousands)
U.S. government and government agency	$1,633	$3,836	$3,478	$7,523
State and municipal	876	388	1,564	775
Commercial mortgage-backed securities	1,267	468	2,447	842
Residential mortgage-backed securities	3,129	1,920	5,668	2,164
Asset-backed securities	1,569	(33)	3,052	1,040
Corporate	4,244	1,071	7,496	2,003
Short-term investments	86	103	214	215
Cash and cash equivalents	1,154	1,204	2,859	2,219
Gross investment income	13,958	8,957	26,778	16,781
Investment expenses	(281)	(180)	(542)	(344)
Net investment income	$13,677	$8,777	$26,236	$16,437

Reconciliation of Non-GAAP Financial Measures

This earnings release contains certain financial measures that are not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use these non-GAAP financial measures when planning, monitoring and evaluating our performance. Management believes that each of the non-GAAP financial measures described below provides useful insight into our underlying business performance.

•Adjusted net income is defined as net income excluding the impact of net realized investment (losses) gains, non-operating expenses, foreign exchange losses (gains), and certain strategic initiatives. Adjusted net income excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments that would be included in calculating our income tax expense using the estimated tax rate at which we received a deduction for these adjustments.

•Adjusted return on equity is defined as adjusted net income as a percentage of average beginning and ending mezzanine equity and stockholders’ equity.

•Diluted adjusted earnings per share is defined as adjusted net income divided by the weighted average common shares outstanding for the period, reflecting the dilution that may occur if equity based awards are converted into common stock equivalents as calculated using the treasury stock method.

You should not rely on these non-GAAP financial measures as a substitute for any U.S. GAAP financial measure.
While we believe that these non-GAAP financial measures are useful in evaluating our business, this information should be considered supplemental in nature and not as a replacement for or superior to the comparable U.S. GAAP measures. In addition, other companies, including companies in our industry, may calculate such measures differently, which reduces their usefulness as comparative measures.

Adjusted net income

Adjusted net income for the three and six months ended June 30, 2025 and 2024 reconciles to net income as follows:

	Three Months Ended June 30,
	2025		2024
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$15,916	$12,342	$7,410	$5,533
Adjustments:
Net realized investment losses (gains)	11	11	(2)	(2)
Non-operating expenses	437	437	1,481	1,481
Foreign exchange losses (gains)	79	79	(4)	(4)
Strategic initiatives(1)	—	—	1,496	1,496
Tax impact	—	(111)	—	(624)
Adjusted net income	$16,443	$12,758	$10,381	$7,880

	Six Months Ended June 30,
	2025		2024
	Before income taxes	After income taxes	Before income taxes	After income taxes
	($ in thousands)
Income as reported	$30,387	$23,767	$16,466	$12,545
Adjustments:
Net realized investment losses (gains)	15	15	(2)	(2)
Non-operating expenses	548	548	1,698	1,698
Foreign exchange losses	33	33	30	30
Strategic initiatives(1)	—	—	2,733	2,733
Tax impact	—	(125)	—	(936)
Adjusted net income	$30,983	$24,238	$20,925	$16,068
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(1)Strategic initiatives for the three and six months ended June 30, 2024 represents costs incurred to set up our Baleen Specialty division, which is recorded in operating expenses within the Consolidated Statements of Income and Comprehensive Income. The costs incurred primarily represent expenses to implement the new platform and processes supporting the Baleen Specialty division. See “Business— Our Business”

Adjusted return on equity

Adjusted return on equity for the three and six months ended June 30, 2025 and 2024 reconciles to return on equity as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	($ in thousands, except percentages)
Numerator: Adjusted net income(1)	$51,031	$31,519	$48,477	$32,135
Denominator: Average mezzanine equity and stockholders' equity	399,588	270,551	389,127	265,971
Adjusted return on equity	12.8%	11.7%	12.5%	12.1%
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(1)For the three and six months ended June 30, 2025 and 2024, net income and adjusted net income are annualized to arrive at return on equity and adjusted return on equity.

Diluted adjusted earnings per share

Diluted adjusted earnings per share for the three and six months ended June 30, 2025 and 2024 reconciles to diluted earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	($ in thousands, except share and per share data)
Numerator: Adjusted net income	$12,758	$7,880	$24,238	$16,068
Denominator: Diluted weighted average shares outstanding	34,045,961	27,771,108	33,885,414	25,885,554
Diluted adjusted earnings per share	$0.37	$0.28	$0.72	$0.62

About Bowhead Specialty Holdings Inc.

Bowhead Specialty is a growing specialty insurance business providing casualty, professional liability and healthcare liability insurance products. We were founded and are led by industry veteran Stephen Sills. The team is composed of highly experienced and respected industry veterans with decades of individual, successful underwriting and management experience. We focus on providing “craft” solutions in our specialty lines and classes of business that we believe require deep underwriting and claims expertise in order to produce attractive financial results.

We pride ourselves on the quality and experience of our people, who are committed to exceeding our partners’ expectations through excellent service and expertise. Our collaborative culture spans all functions of our business and allows us to provide a consistent, positive experience for all of our partners.

Conference Call

The Company will host a conference call to discuss its results on the same day, Tuesday, August 5, 2025, beginning at 8:30 a.m. Eastern Time. Interested parties may access the conference call through a live webcast, which can be accessed by going to https://bowhead-2q25-earnings-call.open-exchange.net/, or by visiting the Company’s Investor Relations website. A dial-in option for listen-only participants will be available after registering for the call. Please join the live webcast or dial in at least 10 minutes before the start of the call.

A replay of the event webcast will be available on the Company’s Investor Relations website for one year following the call.

Forward-Looking Statements

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in press release are forward-looking statements. In some cases, forward-looking statements can be identified by terms such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "seeks," "future," "outlook," "prospects" "will," "would," "should," "could," "may," "can have" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. These risks include those described in the Company’s filings made with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events or otherwise.

Investor Relations Contact:
Shirley Yap, Head of Investor Relations
investorrelations@bowheadspecialty.com